Exhibit 99.1

Biosecurity Technology, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On February 16, 2021, Sergey Peredkov, the former principal shareholder, Chief Executive Officer, Secretary and Director of Biosecurity Technology, Inc., formerly known as Axelerex Corp. (the “Company”), consummated the sale of 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to M3 Equity Partners, LLC (“M3). The acquisition of the Shares, which represent approximately 70% of the Company’s shares of outstanding Common Stock, resulted in a change in control of the Company. In connection with the sale of the Shares, Mr. Peredkov and Vladimir Orekhovsky, the Company’s former Treasurer, resigned in any and all capacities as officers and directors of the Company and waived, forgave and discharged any indebtedness of any kind owed to them by the Company.

Effective February 16, 2021, the Company executed an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, BST Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Acquisition”) and Biosecurity Technology LLC, a Wyoming limited liability company (“BST”). Pursuant to the Merger Agreement, all of the issued and outstanding membership interests of BST (the “BST Interests”) issued and outstanding prior to the effective date of the Merger Agreement shall be converted into the right to receive Twenty-Eight Million (28,000,000) newly issued shares of Common Stock of the Company (the “Merger Shares”). The Company and M3 agreed that following the consummation of the Merger, the Company would retire 7,120,000 shares of issued and outstanding Common Stock.

Contemporaneously with the closing of the Merger, the Company and M3 entered into a form of Securities Purchase Agreement (the “SPA”) whereby M3 subscribed for 6,410,000 shares of Common Stock for a subscription in the amount of $1,602,500. On February 22, 2021, M3 and the Company consummated an additional SPA whereby M3 purchased an additional 2,600,000 shares for a subscription in the amount of $650,000. The Company agreed to issue an additional Four Million (4,000,000) shares of Common Stock in escrow for additional future offerings of Common Stock until February 28, 2021, at which time if the shares in escrow are not sold, they shall be retired and returned to the treasury.

The unaudited pro forma combined balance sheet as of December 31, 2020 combines the balance sheets of Biosecurity Technology and Axelerex and gives pro forma effect to the reverse merger between Biosecurity Technology and Axelerex in which Biosecurity Technology is deemed to be the acquiring entity for accounting purposes. The unaudited proforma combined statements of operations for the year ended June 30, 2020 and the six months ended December 31, 2020 combine the statement of operations of Biosecurity Technology and Axelerex for each of those periods and give proforma effect to these transactions as if they were completed on July 1, 2019.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the separate historical financial statements for the period from July 1, 2019 (date of inception) through December 31, 2020 and as of June 30, 2020, and the historical financial statements of Biosecurity Technology, as filed with the Securities and Exchange Commission and issued in Form 10-Q for the six months ended and as of December 31, 2020. These unaudited pro forma combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

No assurance provided.

Biosecurity Technology, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

These unaudited pro forma condensed financial statements should be read in conjunction with the following:

●	The accompanying notes to the unaudited pro forma condensed combined financial statements;

●	The Company’s June 30, 2020 and 2019 audited consolidated financial statements and notes thereto contained in the Form 10-K filed by the Company on July 30, 2020;

●	The Company’s historical unaudited condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q as of and for the six months ended December 31, 2020, filed by the Company on January 22, 2021;

●	The Current Report on Form 8-K of the Company to which these unaudited pro forma condensed combined financial statements are attached as an exhibit;

No assurance provided.

Biosecurity Technology, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2020

	Biosecurity	Axelerex Corp	Transaction Accounting		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
Assets
Current Assets:
Cash	$117,555	5,345	1,602,500	D	$1,725,400
Accounts receivable, net of allowances	106,888	-			106,888
Inventory	118,323	-			118,323
Prepaid expenses	-	-	2,473,876	F	2,473,876
Total current assets	342,766	5,345	4,076,376		4,424,487

Fixed assets, net	129,939	-			129,939
Right of use asset	130,420	-			130,420
Other assets	938	-			938
Intangible assets	61,540	-			61,540
Total assets	$665,603	5,345	4,076,376		$4,747,324

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$63,017	99			$63,116
Note payable, current portion	8,468	-			8,468
Lease liability	48,219	-			48,219
Due to Related Party	-	49,432	(49,432)	A	-
Total Current Liabilities	119,704	49,531	(49,432)		119,803

Long-term Liabilities
Note payable, non-current portion	26,177	-	-		26,177
Lease liability, non-current portion	83,051	-	-		83,051
Total Liabilities	228,932	49,531	(49,432)		229,031

Stockholders’ Equity/Members’ Deficit
Common stock	-	7,120	31,790	B, C, D, F	38,910
Additional paid-in capital	-	19,080	5,065,466	D, E, F	5,084,546
Retained earnings (Deficit)	436,671	(70,386)	(971,448)	A, B, C, D	(605,163)
Total Stockholders’ Equity/Members’ Deficit	436,671	(44,186)	4,125,808		4,518,293
Total Liabilities and Stockholders’ Equity/Members’ Deficit	$665,603	5,345	4,076,376		$4,747,324

No assurance provided.

Biosecurity Technology, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended June 30, 2020

	Biosecurity	Axelerex Corp	Transaction Accounting		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
Net Sales	$654,205	$-	$-		$654,205
Cost of Goods Sold	58,132	-	-		58,132
Gross Profit	596,072	-			596,072
General and administrative	74,548	93	2,588,876	AA	2,663,517
Selling	6,635	-			6,635
Professional	5,019	11,656			16,675

Operating Income (Loss)	509,870	(11,749)	(2,588,876)		(2,090,755)

Other Income (Expense)
Interest expense	(1,126)	-	-		(1,126)
Other income	805	-	-		805
Total Other Income	(321)		-		(321)

Income (Loss) Before Provision of Income Taxes

Income Tax Expense	-	-	-,		-

Net Income (Loss) After Tax	$509,549	$(11,749)	$(2,588,876)		$(2,091,076)

Basic and Diluted Earnings Per Common Share	$-	0.00	-		0.00

Weighted-average number of shares used in computing net income per share	-	7,120,000	-
					38,190,000

No assurance provided.

Biosecurity Technology, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Six Months Ended December 31, 2020

	Biosecurity	Axelerex Corp	Transaction Accounting		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined
Net Sales	$451,971	$-	$-		$451,971
Cost of Goods Sold	182,336	-	-		182,336
Gross Profit	269,635	-	-		269,635

Operating Expenses
General and administrative	209,892	825	120,000	AA	330,717
Selling	8,681	-	-		8,681
Professional	28,079	15,742		BB	43,821
Total Operating Expenses	246,652	16,567	120,000		383,219

Operating Income (Loss)	22,983	(16,567)	(120,000)		(113,584)

Other Income (Expense)
Interest expense	(4,145)	-	-		(4,145)
Other income	7,395	-	-		7,395
Total Other Income	3,250	-	-		3,250

Income (Loss) Before Provision of Income Taxes	26,233	(16,657)	(120,000)		(110,334)

Provision for Income Taxes	-	-	-		-

Net Loss	$26,233	$(16,657)	$(120,000)		$(110,334)

Basic and Diluted Earnings Per Common Share	-	0.00	-		0.00

Weighted-average number of shares used in computing net income per share	-	7,120,000	-		38,190,000

No assurance provided.

Biosecurity Technology, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Transaction Adjustments

Transaction adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to adjust amounts related to the tangible and intangible assets and liabilities of Axelerex to a preliminary estimate of their fair values, and to reflect the impact on the statements of operations as if the Transaction had occurred during those periods.

Balance Sheet Adjustments

A	Reflects the elimination of Axelerex liabilities not assumed by Biosecurity
B	Reflects 28,000,000 common shares granted in exchange for the reverse merger
C	Reflects the elimination of Axelerex 7,120,000 shares outstanding pre-reverse merger
D	Reflects the sale of 6,000,000 of common stock at $0.50 a share, and awarding an additional 4,000,000 shares of common stock to M3 Equity Partners for arranging the sale
E	Reflects 10,000,000 warrants issued to M3 Equity Partners at an exercise price of $0.25 a share
F	Reflects the employment agreement entered into with the Company’s new CEO

Statement of Operations Adjustments

AA       Reflects the employment agreement entered into with the Company’s new CEO

BB       Reflects 10,000,000 warrants issued to M3 Equity Partners at an exercise price of $0.25 a share

No assurance provided.